Exhibit 10.9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

PLATFORM SERVICES AGREEMENT

This Platform Services and Support Agreement (the “Agreement”) is made and entered into by and among Teucrium Asset Management, LLC (“Teucrium”), and Y’all Street Asset Management, LLC (“YSAM”), effective as of January 3, 2026 (the “Effective Date”). Teucrium and YSAM are hereinafter also referred to generically and individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, on September 16, 2025, for purposes of executing the Project, Teucrium caused a Delaware statutory trust named the Teucrium Commodity Trust 2 (the “Trust”) to be formed;

WHEREAS, on September 22, 2025, the name of the Trust was changed to the Texas Precious Metals Trust;

WHEREAS, Teucrium serves as sponsor of the Trust pursuant to that certain Declaration of Trust and Trust Agreement dated effective as of September 16, 2025 (as amended or restated from time to time, the “Trust Agreement”);

WHEREAS, Texas Precious Metals, LLC (“TPM”), Y’all Street Media, LLC, and Teucrium are parties to that certain Letter of Intent dated September 5, 2025 (the “LOI”) through which Teucrium was engaged by to create, register, manage, and operate one or more series of the Trust (each a “Fund” and collectively, the “Funds”) on a white-label basis, with a target launch date of the initial Funds during the calendar year 2026 (the “Project”);

WHEREAS, pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time, the Trust is managed by Teucrium as an agent of the Trust and the conduct of the Trust business is controlled and conducted solely by Teucrium in accordance with the Trust Agreement;

WHEREAS, the Funds intend to issue common shares of beneficial interest (“Shares”) that are to be listed for trading on a securities exchange and the offering of such Shares to be registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, on September 24, 2025, Teucrium caused draft registration statements on Form S-1 be filed with the SEC under the Securities Act for each of the Gold Fund and the Silver Fund (collectively, as amended or updated from time to time, the “Registration Statements”); and

WHEREAS, the LOI contemplates that the parties thereto will enter into a definitive agreement regarding the operation of the Funds that will supersede and replace the LOI, pursuant to which YSAM will provide financial support to the Funds in exchange for a share of the Fund’s Distributable Profits (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	The Trust and the Funds

(a)

The Trust is a Delaware statutory trust with the authority to issue one or more separate series as provided in its Trust Agreement. The Trust is managed by Teucrium as an agent of the Trust, and the Trust’s business is controlled and conducted solely by Teucrium in accordance with the Trust Agreement. Teucrium has and may exercise on behalf of the Trust and pursuant to the Trust Agreement, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust. Pursuant to the terms of the Trust Agreement, Teucrium and the trustee of the Trust have the sole power to determine the gross management fee charged by Teucrium with respect to a Fund (the “Unitary Fee”); provided that, the prior written consent of YSAM shall be required (i) to establish the initial Unitary Fee with respect to each Fund, (ii) to make any changes thereafter with respect to any Unitary Fee, or (iii) to waive all or any portion of any Unitary Fee charged with respect to a Fund.

(b)

Each series listed in Appendix A is a separate series of the Trust that is subject to this Agreement. The term “Fund” as used herein refers to any and all series listed in Appendix A. Teucrium and YSAM may add additional series by amending Appendix A, such amendment to be executed by each of the parties in writing.

(c)	Each Fund shall pay to Teucrium a Unitary Fee as described in Section 2(c) of this Agreement.

(d)

Teucrium agrees to take or cause to be taken any and all actions necessary in order to lawfully create and operate the Funds, including, but not limited to, (i) filing original and amended registration statements or any other documents with the SEC under the Securities Act and the Securities Exchange of 1934, as amended, (ii) communicating with the Fund’s listing exchange and applying for listing, (iii) obtaining ticker symbols, tax IDs, EDGAR codes and performing other administrative tasks, (iv) negotiating and entering into service provider agreements, (v) managing service providers, and (vi) paying the Fund’s Operational Expenses (as defined below).

(e)	YSAM agrees to provide certain financial support for the Funds as outlined in Section 2(c)(ii)(4), below.

(f)

Teucrium will take all actions necessary to have TPM designated to serve as the sole and exclusive custodian for each Fund. TPM may not be removed as any Fund’s custodian without YSAM’s prior written consent..

2.	Payments

(a)	Start Up Fee. [***].

(b)

Organizational Expenses. YSAM shall reimburse Teucrium for all costs associated with the formation and organization of each Fund (“Organizational Expenses”). The Parties hereto agree that Organizational Expenses shall include legal, accounting and other out-of-pocket costs associated with the organization and registration of each Fund. Teucrium shall prepare and deliver to YSAM, on an annual basis, and no later than October 31 of each year, a budget of Organizational Expenses for the forthcoming calendar year. Such budget shall be subject to YSAM’s reasonable review and approval.

(c)	Unitary Fee.

i.

Teucrium, as sponsor of each Fund, receives the Unitary Fee in respect of each Fund. As part of its services as sponsor of each Fund, Teucrium has agreed to pay all routine operational, administrative and other ordinary expenses of such Fund out of the Unitary Fee it receives therefrom, including (but not limited to) the following: administrator fees, custodian fees, transfer agent fees, trustee fees, applicable license fees, fees and expenses related to public trading of the Shares on the securities exchange (including registration, marketing, legal and audit fees and expenses), insurance costs, legal expenses, audit fees, regulatory and compliance fees, including any fees for or relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Fund’s website (collectively, “Operational Expenses”); provided that, Operational Expenses do not include [***] (“Excluded Expenses”). Operational Expenses will not be subject to any caps.

ii.

Beginning one month after the launch of each Fund and continuing on a monthly basis thereafter, Teucrium will receive the Unitary Fee from each Fund. The Unitary Fee with respect to a Fund shall be allocated as follows:

1.	Teucrium will retain a portion of the Unitary Fee as a product management fee, as outlined in Appendix B hereto (the “Management Fee”);

2.	Amounts remaining after payment of the Management Fee will be used to pay the Fund’s Operational Expenses;

3.

To the extent that the Unitary Fee in a particular month exceeds an amount equal to the sum of (i) the Management Fee and (ii) Operational Expenses, Teucrium shall pay [***] to YSAM within [***] following the end of the month to which the fees being paid are attributable. No portion of any fee paid to YSAM by Teucrium hereunder, pursuant to this Section 2(c)(ii)(3) or otherwise, shall constitute a commission or other compensation that may be paid only to a registered broker-dealer or registered representative thereof. The Parties agree that YSAM’s receipt of [***] shall not constitute payment for investment advisory services to Teucrium, the Trust, or any other person.

4.

To the extent that the Unitary Fee in a particular month is less than an amount equal to the sum of (i) the Management Fee and (ii) Operational Expenses, YSAM shall pay [***] to Teucrium within [***] following the receipt of an invoice from Teucrium. [***]. For the avoidance of doubt, any Excluded Expenses incurred by a Fund shall be paid for out of the assets of such Fund, and shall not be covered by Teucrium’s Unitary Fee in respect of such Fund [***].

5.

The parties agree that amounts owed by one party under this Section 2(c)(ii) to the other party with regard to one Fund may be offset against amounts owed to that party for another Fund under this same sub-section. [***].

(d)

Distribution Expenses. Sponsor agrees to reimburse or assume any expenses incurred by Teucrium in connection with the sale, distribution or marketing of a Fund’s shares, including, but not limited to, payments pursuant a revenue sharing arrangement between Teucrium and the Fund’s distributor, fees for filings with the Financial Industry Regulatory Authority (“FINRA”), payments to make Fund shares available through brokerage custody, clearing and trading platforms, or other payments to broker-dealers or other financial intermediaries related to activities that are designed to make registered representatives, other professionals and individual investors more knowledgeable about a Fund or for certain printing, publishing and mailing costs associated with a Fund. Teucrium will provide a detailed accounting of such expenses within 30 days after each month end, which Sponsor has the ability to dispute within 30 days from receipt. The parties agree that the amounts of Distributable Profits payable with respect to a Fund under Section 2(c)(ii) may be offset against amounts owed with respect to the Fund under this Section 2(d)..

3.	Fund Websites

(a)

If YSAM maintains a website for a Fund, YSAM acknowledges that Teucrium, as sponsor of the Trust, is responsible for the website’s compliance with laws administered and interpreted by the SEC and FINRA, including, but not limited to, listing standards adopted by the applicable listing exchange.

(b)

YSAM acknowledges that Teucrium has the right and obligation to supervise YSAM’s administration of a Fund website and compliance with applicable website requirements. YSAM understands and agrees that in the exercise of this supervisory responsibility Teucrium may, among other things, (i) conduct audits and reviews of any Fund website, (ii) require YSAM to provide information with respect to data used for a Fund website and the sources of such data or other information, (iii) require YSAM to attend or otherwise complete such compliance-related training as Teucrium may determine, and (iv) take such actions as Teucrium may deem reasonably necessary to achieve compliance with applicable law. YSAM agrees to cooperate fully and completely with Teucrium’s oversight of a Fund website, and to promptly incorporate any guidance or requests from Teucrium regarding the content on a Fund’s website. YSAM also agress to make available to Teucrium, as well as any regulatory body having jurisdiction over the a Fund’s website, any records relating to the information or disclosures on a Fund’s website and, at Teucrium’s request, to cooperate fully and completely with any such regulatory body.

4.	Representations and Warranties of Teucrium

(a)	Teucrium represents and warrants to YSAM that:

i.	it is validly existing and duly empowered and authorized to execute, deliver and perform this Agreement;

ii.

this Agreement is binding upon it and enforceable in accordance with its terms except insofar as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or general principles of equity;

iii.

if required, it is registered in all capacities with the SEC and all other applicable federal, state or international regulatory authorities (each, a “Regulatory Body”) that are required for it to carry out the Project and its duties and obligations hereunder, and shall maintain in effect all applicable registration capacities at all times during the term of this Agreement;

iv.	it shall materially comply with applicable law and the provisions of the Trust Agreement in connection with performance under this Agreement;

v.

there are no known criminal, administrative or other actions, proceedings, disputes or investigations pending or threatened against it, and no known fact or circumstance exists which in its sole discretion may give rise to any such proceedings, disputes or investigations; and

vi.

there are no known civil actions, proceedings, disputes or investigations pending or threatened against it that in its sole discretion may have a material adverse effect on its financial standing or solvency or on its ability to discharge its obligations under this Agreement, and no known fact or circumstance exists that may give rise to any such proceedings, disputes or investigations.

(b)

Teucrium shall promptly notify YSAM upon learning of any fact or the occurrence of any event, which would render any representation hereunder untrue or constitute a violation of any warranty hereunder.

5.	Representations and Warranties of YSAM

(a)	YSAM represents and warrants to Teucrium that:

i.	it is validly existing and duly empowered and authorized to execute, deliver and perform this Agreement;

ii.

this Agreement is binding upon it and enforceable in accordance with its terms except insofar as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or general principles of equity;

iii.	it shall comply with applicable law in connection with performance under this Agreement;

iv.	there is no bankruptcy, reorganization or similar proceedings pending, being contemplated by or, to the knowledge of YSAM, threatened against YSAM;

v.

there are no known criminal, administrative or other actions, proceedings, disputes or investigations pending or threatened against it, and no known fact or circumstance exists which in its sole discretion may give rise to any such proceedings, disputes or investigations; and

vi.

there are no known civil actions, proceedings, disputes or investigations pending or threatened against it that in its sole discretion may have a material adverse effect on its financial standing or solvency or on its ability to discharge its obligations under this Agreement, and no known fact or circumstance exists that may give rise to any such proceedings, disputes or investigations.

(b)

YSAM shall promptly notify Teucrium upon learning of any fact or the occurrence of any event, which would render any representation hereunder untrue or constitute a violation of any warranty hereunder.

6.	Covenants of Teucrium

During the term of this Agreement, and following the termination of this Agreement if applicable, Teucrium agrees to and acknowledges the following:

(a)

during the term of this Agreement, it shall not take any action, or fail to take any action, that would, or could reasonably be expected to result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, result in a material violation of this Agreement or adversely affect the operations of the Trust or any Fund;

(b)	it shall provide to YSAM all documentation, information, resources and assistance as may be reasonably required by YSAM to fulfill its obligations as set forth herein; and

(c)	[***].

7.	Covenants of YSAM

During the term of this Agreement, and following the termination of this Agreement if applicable, YSAM agrees to and acknowledges the following:

(a)	it has no ownership interest in or management rights regarding any Fund;

(b)

during the term of this Agreement, it shall not take any action, or fail to take any action, that would, or could reasonably be expected to result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, result in a material violation of this Agreement or adversely affect the operations of the Trust or any Fund, as determined in good faith by Teucrium;

(c)	it shall provide Teucrium with all documentation, information, resources and assistance as may be reasonably required by Teucrium to fulfill its obligations as set forth herein;

(d)	[***];

(e)	[***];

(f)

it shall not engage in any conduct which causes an investigation or other action by any Regulatory Body, or which, in the sole, reasonable determination of Teucrium, adversely affects the Trust, the Fund, Teucrium or their reputations; and

(g)

it shall maintain adequate capitalization to pay its obligations under this Agreement for the entire term of this Agreement, and recognizes that Teucrium would not enter into this Agreement without YSAM’s ability to meet its financial obligations under this Agreement.

8.

Limits of Liability. Teucrium hereby agrees that YSAM shall have no responsibility or liability for the accuracy or completeness of the Registration Statements, except for information supplied in writing by YSAM for inclusion therein.

9.	Liability and Indemnification.

(a)

YSAM shall indemnify and hold harmless Teucrium, the Trust, companies controlled by, controlling or under common control with Teucrium and the Trust and all controlling persons thereof (as described in Section 15 of the Securities Act) from and against [***].

(b)

Teucrium shall, to the fullest extent permitted by law, indemnify and hold harmless YSAM and all affiliated persons thereof and all controlling persons (as described in Section 15 of the 1933 Act) from and against [***].

(c)	[***].

(d)	Each Party agrees to limit the other Party’s liability under this Agreement to an amount that shall not exceed $[***], other than liability resulting from the other Party’s own [***].

(e)

Notwithstanding anything to the contrary contained herein, no Party to this Agreement shall be responsible or liable for its failure to perform under this Agreement or for any losses to the assets resulting from any event beyond the reasonable control of such Party or its agents, including, but not limited to, nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the assets; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts or war, terrorism, insurrection or revolution; or acts of God, or any other similar event. In no event shall any Party be responsible for incidental, consequential or punitive damages hereunder. Notwithstanding the foregoing, nothing in this paragraph shall reduce any responsibility or liability for any failure to perform resulting from a Party’s failure to establish, maintain, implement or follow reasonably designed cyber-security and disaster recovery programs, policies and procedures.

(f)	The provisions of this Section 9 shall survive the termination of this Agreement.

10.	Term and Termination

(a)	This Agreement takes effect as of the Effective Date and shall remain in effect until terminated in accordance with this Section 10.

(b)	This Agreement may be terminated with respect to a Fund as follows:

i.

By Teucrium, upon a material breach of this Agreement by YSAM or any representation or warranty of YSAM under Section 5 ceasing materially to be true. Teucrium must provide YSAM with thirty (30) calendar days’ prior written notice of termination and during such time YSAM shall have the opportunity to cure the breach provided, however, that if YSAM has cured two breaches following such written notices from Teucrium, no further advance written notice and opportunity to cure is necessary for Teucrium to terminate this Agreement pursuant to this Section 10(b)(i). [***]

ii.

By YSAM, at any time prior to the date that the Shares of the Fund are listed on an exchange (the “Listing Date”). In such case, YSAM shall reimburse Teucrium for all Organizational Expenses incurred as of the date of the termination in accordance with Section 2(b) of this Agreement.

iii.	By YSAM, [***].

(c)

If this Agreement is terminated pursuant to Section 10(b)(i) or (iii), Teucrium shall pay YSAM any Distributable Profits accrued up to the termination date and YSAM shall pay Teucrium the amount of any Shortfall accrued up to the termination date.

(d)

In the event that YSAM gives notice of its intent to terminate this Agreement in accordance with Section 10(b)(iii), YSAM shall have the right, but not the obligation, to propose a reorganization of one or more of the Funds (“Reorganization”). Such Reorganization may take the form of a Fund merging with one or more unaffiliated funds or replacing Teucrium with a substitute sponsor designated by YSAM. Teucrium agrees that, solely for purposes of this Section 10(d), Teucrium will support any such Reorganization and enter into any commercially reasonable transactions necessary to facilitate the Reorganization. YSAM shall pay for all reasonable costs associated with the Reorganization (in addition to any termination fee that may be due in accordance with Section 10(b)(iii)). The Parties agree to cooperate and provide the services necessary to effect any Reorganization in an orderly and timely fashion. The Parties acknowledge that any replacement of Teucrium as sponsor pursuant to this Section shall be subject to receipt of any required approvals, consents, or filings under the Securities Act and other applicable law or exchange listing rules.

(e)

Upon termination of this Agreement with respect to a Fund (i) by Teucrium under Section 10(b)(i), or (ii) by YSAM under Section 10(b)(iii) other than due to a Teucrium Breach and solely to the extent YSAM does not request a Reorganization, Teucrium shall have the sole and exclusive right, in its sole discretion, to elect to continue operating the applicable Fund(s) independently and separately from YSAM. [***]. For the avoidance of doubt, to the extent Teucrium is authorized and elects to continue operating one or more of the Funds after the termination of this Agreement in accordance with the terms of this Section 10, Teucrium shall be prohibited from using the Marks in doing so.

(f)

The Parties acknowledge and agree that at any time a Regulatory Body could direct the Trust or any Fund to cease operations. The Parties agree that in such case no Party will have any further liability to any other Party. Upon termination of this Agreement in such circumstances, the Parties agree to cooperate and provide the services necessary to wrap up and liquidate the Fund in an orderly and timely fashion, including, but not limited to, the preparation and filing of required regulatory documents, financial statements, tax filings, and investor statements.

(g)

Notwithstanding anything herein to the contrary, this Agreement shall immediately terminate with respect to a Fund upon the Fund being liquidated and dissolved in accordance with the terms of the Trust Agreement.

11.

Use of Marks. Teucrium acknowledges and agrees that, as between the Trust, the Fund and Teucrium, on the one hand, and YSAM, on the other hand, YSAM and TPM are the sole and exclusive owners of all right, title, and interest (including all intellectual property rights in and to) the images and trademarks listed in Appendix C, as may be amended from time to time at the written direction of YSAM (individually and collectively, the “Marks”). Subject to compliance at all times with the provisions of this Agreement, including without limitation, this Section 11, YSAM grants to Teucrium a worldwide, non-exclusive, non-assignable, non-transferable, non-sublicensable, fully-paid and royalty free license to use the Marks for the sole benefit of the Fund and solely within the name of the Fund (and in related marketing materials for the Fund) for the duration of this Agreement and any extensions or renewals thereof (the “License”). For purposes of clarification, under the License, the Marks can be combined with any other names, images, or marks designated by the Trust and Teucrium may authorize its subcontractors to use the Marks in developing the above-referenced marketing materials. The use of the Marks by Teucrium and its subcontractors shall at all times be subject to reasonable quality control obligations as determined by YSAM from time to time. Upon termination of this Agreement, the License and all rights granted under this Agreement shall automatically terminate and Teucrium shall (and shall direct the Fund and the Trust to) stop any and all use of the Marks (subject to a reasonable wind-down period as agreed to by YSAM in its sole discretion which period shall not exceed sixty (60) calendar days); provided that the Marks may continue to be used is a Fund’s Registration Statement to the extent required by applicable law.  Teucrium represents, warrants, and covenants that: (i) it will never make, cause others to make or assist others in making, any claim whatsoever to, or any challenge against, any of the Marks (including any and all registrations and applications to register the Marks); (ii) it will not use the Marks in any manner which may tarnish or otherwise negatively impact the reputation of YSAM; and (iii) all goodwill resulting from the use of the Marks under the License shall inure to the sole benefit of YSAM. Except for the limited rights and licenses granted by YSAM under the License, this Agreement does not grant to Teucrium or any other person any right, title, or interest in the Marks by implication, estoppel, or otherwise. All rights, titles, and interests not specifically and expressly granted by YSAM under the License are hereby reserved.

12.	Confidential Information

(a)

YSAM agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information all non-public information relative to Teucrium (including, without limitation, information regarding Teucrium’s products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Teucrium, which approval shall not be unreasonably withheld and may not be withheld (i) where YSAM may be exposed to civil or criminal contempt proceedings for failure to comply, or (ii) when requested to divulge such information by duly constituted authorities. Information that has become known to the public through no wrongful act of YSAM or any of its employees, agents or representatives shall not be subject to this paragraph.

(b)

Teucrium agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information all non-public information relative to YSAM (including, without limitation, information regarding YSAM’s products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by YSAM, which approval shall not be unreasonably withheld and may not be withheld (i) where Teucrium may be exposed to civil or criminal contempt proceedings for failure to comply, or (ii) when requested to divulge such information by duly constituted authorities. Information that has become known to the public through no wrongful act of Teucrium or any of its employees, agents or representatives shall not be subject to this paragraph.

(c)	The obligations under this Section 12 shall survive the termination of this Agreement for a period of five (5) years from the date of termination.

13.	Binding Agreement. This Agreement shall extend to and bind the heirs, executors, administrators, assignees, and successors of the Parties hereto.

14.

Viability. Teucrium and YSAM will discuss the continued viability of any Fund, and from time to time, may propose termination, sale or merger of the applicable Fund. Such termination, sale or merger shall be effected in accordance with the Trust Agreement. In the event of a termination, sale or merger, the Parties agree to cooperate and provide at YSAM’s expense the services necessary to effect any such termination, sale or merger in an orderly and timely fashion, including but not limited to, the preparation and filing of required regulatory documents, financial statements, tax filings and investor statements. [***]

15.	Termination of Fund. Notwithstanding anything herein to the contrary, each Fund may only be terminated, dissolved, acquired, reorganized, or merged in accordance with the terms of the Trust Agreement.

16.	Non-Exclusivity.

(a)

Subject to Section 16(b), the services to be rendered by each Party are not to be deemed exclusive, and subject to the terms of this Agreement, all Parties shall be free to render similar or different services to others so long as their ability to render the services provided for in this Agreement is not impaired thereby.

(b)

Each Party may sponsor, launch, advise, and/or manage other pooled investment vehicles, within or outside of the Trust, that have investment strategies that are identical to or substantially similar to the investment strategies of any Fund.

17.	Governing Law.

(a)	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

(b)

Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, the Parties agree to submit the dispute to arbitration in the State of Delaware in accordance with the auspices and rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. The Parties understand that such arbitration shall be final and binding, and that by agreeing to arbitration, the Parties are waiving their respective rights to seek remedies in court, including the right to a jury trial.

18.

Notices. Any notice required or permitted to be given by either Party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by electronic transmission to the other Party’s address set forth below:

Notice to Teucrium shall be sent to:

Teucrium Trading, LLC

3 Main Street, Suite 215

Burlington, VT 05401

c/o Springer Harris

Email: springer.harris@teucrium.com

and notice to YSAM shall be sent to:

Y’all Street Media, LLC

30 CR 356

Shiner, TX 77984

c/o Tarek Saab

Email: tarek@texmetals.com

19.	Miscellaneous

(a)

Entire Agreement. This Agreement, including any appendices, schedules, or exhibit hereto (which are hereby expressly incorporated into and made a part of this Agreement), is solely and exclusively among the Parties hereto, and represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such Parties. For the avoidance of doubt, this Agreement supersedes and replaces the LOI in its entirety and the Parties acknowledge and agree that the LOI will be of no further force and effect; provided, however, that notwithstanding the execution of this Agreement, the provisions of the LOI that are expressly stated therein to survive termination of the LOI shall remain in effect. To the extent there is a conflict between this Agreement and the surviving provisions of the LOI, this Agreement will control.

(b)

Assignments. This Agreement may not be assigned by a Party to any other person or entity without each of the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed if the assignee provides commercially reasonable assurances that it has the requisite licenses and registrations and functional and financial capacity necessary to fully perform all of the assignee’s duties and obligations contemplated by this Agreement. Any assignment or transfer in contravention of this Section 19(b) shall be null and void.

(c)	Amendments. The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, except only by a writing signed by all of the Parties to this Agreement.

(d)	Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

(e)

Severability.  If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

(f)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)

SEC Reporting. Nothing in this Agreement shall be construed to limit a Party’s ability to make any disclosure to or cooperate with the SEC pursuant to 21F(b) of the Exchange Act or to receive a reward from the SEC in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

TEUCRIUM ASSET
MANGEMENT, LLC

By: /s/ Sal Gilbertie________

Name: Sal Gilbertie

Title: Chief Executive Officer

Date: April 20, 2026

Y’ALL STREET ASSET MANAGEMENT, LLC

By: /s/ Tarek Saab_________

Name: Tarek Saab

Title: Chief Executive Officer

Date: April 20, 2026

APPENDIX A

List of Funds

Y’all Street Physical Gold ETF

Y’all Street Physical Silver ETF

APPENDIX B

FEE SCHEDULE

Start Up Fees

[***]

Management Fee:

Teucrium’s Management Fee with respect to each Fund shall be equal to the following:

[***]

APPENDIX C

Images and Marks

(as may be amended by YSAM from time to time)

Y’all Street

Texas Precious Metals

U.S. Registration Nos. 4404998 and 5076056

U.S. Registration Nos. 5113004 and 5113005

U.S. Registration No. 5076058

U.S. Registration No. 6358058